                                                                     Exhibit (d)

                           COMMON SHARES, SERIES [__]

                            PAR VALUE $0.00 PER SHARE

Certificate Number: 1

Number of Shares: 32,200,000

CUSIP No.: 723653 101

                      PIONEER DIVERSIFIED HIGH INCOME TRUST

This certifies that [__________] is the owner of the above referenced number of fully paid and non-assessable Common Shares, Series [__], Par Value $0.00 per Share of Pioneer Diversified High Income Trust, a Delaware business trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of January 31, 2007, establishing the Trust and all amendments and restatements thereto, copies of which are on file with the Secretary of the Trust at the offices of the Trust. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust in the manner properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:
       ------------------------------

Executed on behalf of the Trust


-------------------------------------   ----------------------------------------
Executive Vice President                Assistant Secretary

Countersigned and Registered:

[American Stock Transfer & Trust Company]
New York, New York
Transfer Agent and Registrar


BY:
    ---------------------------------

Unless this certificate is presented by an authorized representative of [The Depository Trust Company, a New York corporation ("DTC")], to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [________] or in such other name as is requested by an authorized representative of [DTC] (and any payment is made to [________] or to such other entity as is requested by an authorized representative of [DTC]), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [_______], has an interest herein.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

ABBREVIATION             EQUIVALENT
------------             ----------
JT TEN                   As joint tenants, with rights of survivorship

TEN IN COM               As tenants in common

TEN BY ENT               As tenants by the entireties and not as tenants in
                         common

UNIF TRANSFERS MIN ACT   Uniform Transfers to Minors Act

ADM                      Administrator(s)

FDN                      Foundation

PL                       Pubic Law

AGMT                     Agreement

TR                       (As) trustee(s) for, of

CUST                     Custodian for

UA                       Under Agreement

EST                      Estate, Of estate of

UW                       Under will of, Of will of

EX                       Executor(s), Executrix, Under last will & testament

FBO                      For the benefit of

Additional abbreviations may also be used though not in the above list.

                                  TRANSFER FORM

For value received, ____________________ hereby sell, assign and transfer unto:

_____________________________________   ________________________________________
(Name)                                  (Social Security Number)

Please print or typewrite Name and Address (including postal ZIP Code of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________
Attorney, to transfer such beneficial interest on the books of the Trust named therein with full power of substitution in the premises.

Dated                   ,
      ------------------  ----------


Signature(s)
             ------------------------

(The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign. )


-------------------------------------
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.